EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-289464 on Form S-3 of our reports dated February 11, 2026, relating to the financial statements of Urban Edge Properties LP and the effectiveness of Urban Edge Properties LP’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 11, 2026